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EXHIBIT 10.45

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

    THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (the "Amendment") is made and dated as of the 30th day of January, 2001 by and among PAULA FINANCIAL, a California corporation (the "Borrower"), and SANWA BANK CALIFORNIA, a California banking corporation (the "Lender").

RECITALS

    A.  Pursuant to that certain Credit Agreement dated as of March 31, 1997 by and between the Borrower and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the lender agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

    B.  There have occurred certain Events of Default under the Credit Agreement, which the Borrower has requested that the Lender waive. The Lender has agreed to provide such waiver on the terms and subject to the conditions set forth more particularly herein, including the condition that the Borrower agree to certain amendments to the Credit Agreement and pledge to the Lender the stock of PICO as collateral security for the Obligations.

    NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

    1.  Modification of Amortization Schedule. The Lender and the Borrower hereby agree that notwithstanding anything contained in Paragraph 1(b) of the Credit Agreement to the contrary, the outstanding principal balance of the Term Loan as of January 26, 2001, which is $11,250,000.00, shall be payable in consecutive quarterly installments as follows:

Payment Date	Required Principal Payment
March 31, 2001	$4,500,000.00
June 30, 2001	$ 937,000.00
September 30, 2001	$ 937,000.00
October 31, 2001	$ 250,000.00
November 30, 2001	$ 250,000.00
December 31, 2001	Remaining Principal Balance

    2.  Modification of Applicable Interest Rate. The Lender and the Borrower hereby agree that:

      (a) Effective January 1, 2001, notwithstanding anything in Paragraph 1(c) of the Credit Agreement to the contrary:

        (1) The outstanding principal balance of the Term Loan shall bear interest at a floating rate per annum equal to the Reference Rate plus two percent (2%);

        (2) The Borrower shall no longer have any right to elect that the Term Loan and portions thereof bear interest at the Applicable COF Rate, the Applicable LIBOR Rate or the Applicable Eurodollar Rate; and

        (3) The Term Loan shall be treated for all purposes of the Credit Agreement as a Reference Rate Loan.

      (b) The Borrower hereby represents and warrants and confirms that there are no Fixed Rate Loans outstanding at the date hereof.

      (c) Any and all provisions relating to the COF Rate, the LIBOR Rate and/or the Eurodollar Rate contained in the Credit Agreement, including, without limitation, the provisions of Paragraph 2(g)(1) relating to Fixed Rate Loans, shall have no further application.

      (d) Effective January 1, 2001, Paragraph 2(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

        "2(e) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a per annum rate equal to the Reference Rate plus four percent (4%)."

    3.  Reporting Requirements. To reflect the agreement of the Borrower to provide certain additional information to the Lender from time to time:

      (a) Subparagraph (2) of Paragraph 5(a) of the Credit Agreement is hereby amended to delete the phrase "each of the first three fiscal quarters of the Borrower" set forth in lines 2 and 3 thereof and to replace the same with the phrase "each fiscal quarter of the Borrower, including the fourth fiscal quarter."

      (b) Subparagraph (5) of Paragraph 5(a) of the Credit Agreement is hereby amended to add the following parenthetical immediately preceding the semi-colon at the end of said subparagraph: "; provided, however, that the annual budgets and projections provided for fiscal year 2001 shall be delivered by February 28, 2001 and shall be broken down by fiscal quarter."

      (b) Subparagraphs (10), (11) and (12) of Paragraph 5(a) of the Credit Agreement are hereby renumbered as subparagraphs (12), (13) and (14), respectively, and new subparagraphs (10) and (11) are hereby added to the Credit Agreement to read in their entirely as follows:

        "(10) Within sixty (60) days after the last day of each of the calendar months ending December 31, 2000, January 31, 2001 and February 28, 2001, and thirty (30) days after the last day of each subsequent calendar month, consolidated statements of income and changes in financial position for such calendar month and balance sheets as of the end of each such calendar month for the Borrower and its consolidated Subsidiaries, accompanied in each case by a certificate of the chief financial officer of the Borrower stating that such financial statements are presented fairly in accordance with GAAP;

        (11) Concurrently with the delivery of the quarterly financial statements pursuant to subparagraph (a)(2) above, commencing with the quarterly financial statements dated as of March 31, 2001, a certificate of the chief financial officer of the Borrower, in form and detail reasonably satisfactory to the lender, setting forth calculations certified to be true, complete and correct comparing losses and loss expenses incurred and net income of the Borrower and its consolidated Subsidiaries for such fiscal quarter and for the fiscal year to date, against such items as set forth in the budget for fiscal year 2001 delivered pursuant to subparagraph (a)(5) above (as such budget shall be permitted to be adjusted by the Company following the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2001, to reflect actual performance of the Borrower and its consolidated Subsidiaries during such fiscal quarter and other anticipated changes in such budget, such revised budgets, accompanied by backup information supporting the bases for the adjustments reflected therein, to be delivered no later than forty five (45) days following the end of each fiscal quarter);"

    4.  Modification of Financial Covenants. To reflect the agreement of the Lender and the Borrower to modify certain of the financial covenants set forth in the Credit Agreement, Paragraph 6(o) of the Credit Agreement is hereby amended as follows:

      (a) Subparagraph (1) of Paragraph 6(o) is hereby amended to read in its entirety as follows:

        "(1)  PICO'S ratio, determined in accordance with SAP, of net premiums written during the most recent ending four fiscal quarters to surplus plus excess statutory reserves as of the last day of the most recent ending fiscal quarter, to exceed 5.00:1.00; or"

      (b) Subparagraph (2) of Paragraph 6(o) is hereby amended to read in its entirety as follows:

        "(2)  At and as of the end of any fiscal quarter, PICO's surplus at such date plus excess statutory reserves, to be less than two hundred percent (200%) of the outstanding principal balance of the Term Loan at such date; or"

      (c) Subparagraph (3) of Paragraph 6(o) is hereby deleted and replaced with the following:

        "(3)  INTENTIONALLY OMITTED"

      (d) Subparagraph (4) of Paragraph 6(o) is hereby deleted and replaced with the following:

        "(4)  INTENTIONALLY OMITTED"

      (e) Subparagraph (5) of Paragraph 6(o) is hereby deleted and replaced with the following:

        "(5)  INTENTIONALLY OMITTED"

      (f)  Subparagraph (6) of Paragraph 6(o) is hereby deleted and replaced with the following:

        "(6)  INTENTIONALLY OMITTED"

    5.  A.M. Best Rating. To reflect the agreement of the Lender to delete the requirement of Paragraph 5(m), Paragraph 5(m) is hereby deleted and replaced with the following:

        "5(m) INTENTIONALLY OMITTED"

    6.  Additional Mandatory Prepayment Requirement. To reflect the agreement of the Lender and the Borrower that the proceeds of the sale or other disposition of certain assets of the Borrower and its Subsidiaries be applied as a mandatory prepayment of principal on the Term Loan:

      (a) Paragraph 2(g) of the Credit Agreement is hereby amended to read in its entirety as follows:

        "2(g) Prepayments.

          (1) The Borrower may prepay Loans hereunder, other than Fixed Rate Loans, in whole or in part at any time, without premium or penalty.

          (2) The Borrower shall, and shall cause each of its Subsidiaries to (subject, in the case of PICO and PACO, to regulatory restrictions prohibiting the taking of such action), remit to the Lender for application against the Term Loan, immediately upon receipt thereof, one hundred percent (100% of Net Cash Proceeds received from the sale, transfer, lease or other disposition of any and all Substantial Assets of the Borrower or any Subsidiary; provided, however, that nothing contained herein shall be construed to permit any such sale or other disposition unless the same is permitted pursuant to Paragraph 6(h) below and, provided further, that Net Cash Proceeds of the sale of PACO shall only be required to be delivered hereunder to the extent the same are in excess of $4,500,000, it being agreed and understood that the first $4,500,000.00 of Net Cash Proceeds from the sale of PACO shall have been used to make the March 31, 2001 payment required pursuant to Paragraph 1 above (or to reimburse the Borrower for the amount of such payment if made from other sources).

          (3) Principal amounts prepaid on the Term Loan shall be applied to installments thereon in inverse order of maturity; provided, however, that portion of Net Cash Proceeds of the sale of PACO required to be delivered to the Bank as a mandatory prepayment under subparagraph (2) above shall be applied against interest and/or principal payments on the Term Loan in such order as the Borrower may direct in writing at the date of delivery of such Net Cash Proceeds, or, if the Borrower shall not so direct, shall be applied to principal installments in direct order of maturity.

          (4) The Borrower shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Loans to which such prepayment is applied and any prepayment premium payable pursuant to Paragraph (i) above concurrently with any payment to the Lender of any principal amounts."

      (b) Paragraph 6(h) of the Credit Agreement is hereby amended to read in its entirety as follows:

        "6(h) Sale of Assets. And shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than:

          (1) In the ordinary course of business as presently conducted and at fair market value; and

          (2) Dispositions of Substantial Assets of the Borrower or any Subsidiary; provided, however, that: (i) the Lender shall have approved such disposition in writing in advance (which approval shall not be unreasonably withheld), and (ii) there shall be delivered to the Lender concurrently with the consummation of such disposition the mandatory prepayment required pursuant to Paragraph 2(g)(2) above."

      (c) The following new defined terms are added, in correct alphabetical order, to Paragraph 9 of the Credit Agreement to read in their entirety as follows:

        "Net Cash Proceeds" shall mean with respect to the sale or other disposition of any Substantial Asset, the gross cash proceeds received less reasonable and customary transaction costs and less taxes due as a result of any gain on such sale or disposition.

        "Substantial Asset" shall mean any assets, taken alone or with other assets disposed of in the same or a series of related transactions, with an aggregate value in excess of $75,000.00; provided, however, that in any event "Substantial Assets" shall include the stock of any Subsidiary of the Borrower or all or substantially all of the assets of any such Subsidiary."

    7.  Restriction on Repurchase of Borrower Stock. The Lender and the Borrower hereby agree to amend Paragraph 6(f) to read in its entirety as follows:

        "6(f) Purchase or Retirement of Stock. And shall not permit any Subsidiary to, acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding at any time at which there shall exist an Event of Default or Potential Default; provided, however, that in no event shall the Borrower acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding at any time."

    8.  Additional Event of Default. Paragraph 7 of the Credit Agreement is hereby amended to insert the word "or" at the end of Paragraph 7(j) and to add a new Paragraph 7(k) to read in its entirety as follows"

        "7(k) Any quarterly certificate delivered by the chief financial officer of the Borrower, commencing with the certificate delivered in connection with the quarterly financial statements dated June 30, 2001, shall show a negative variance of more than ten percent (10%) from the budget for such fiscal quarter (as such budget may have been modified to reflect actual performance during the previous fiscal quarter as permitted pursuant to subparagraph (11) of subparagraph (a)(2), but prior to giving effect to the further modification of such budget based upon actual performance during the fiscal quarter for which such certificate is being delivered);"

    9.  Pledge of PICO Stock. As collateral security for the Obligations, the Borrower shall execute and deliver to the Lender a stock pledge agreement in the form of that attached hereto as Amendment Exhibit A (the "Stock Pledge Agreement"), pursuant to which the Borrower shall grant to the Lender, on the terms and subject to the conditions set forth therein, a first priority, perfected lien on all outstanding capital stock of PICO. The Stock Pledge Agreement and all documents, instruments and agreements from time to time delivered in connection therewith shall constitute "Loan Documents" for all purposes of the Credit Agreement and the other Loan Documents.

    10. Waiver of Existing Events of Default. Events of Default are existing under the Credit Agreement at the date hereof by virtue of the failure of the Borrower to be in compliance with the requirements of Paragraphs 5(m), 6(o)(1), 6(o)(2), 6(o)(4), 6(o)(5) and 6(o)(6). The Lender hereby agrees to waive, on a one time basis, the Events of Default existing under the Credit Agreement at the date hereof described above; provided, however, that nothing contained herein shall in any manner or to any extent constitute any agreement of the Lender: (a) to waive any other Event of Default or Potential Default existing at the date hereof, whether or not the Lender knew or should have known of the existence of such Event of Default or Potential Default, or (b) to waive any Event of Default occurring following the execution and delivery of this Amendment, whether under the enumerated Paragraphs or otherwise.

    11. Reaffirmation of Loan Documents. The Borrower hereby affirms and agrees that (a) the execution and delivery by the Borrower of and the performance of its obligations under this Amendment shall not in any manner or to any extent amend, impair, invalidate or otherwise affect any of the obligations of the Borrower or the rights of the Lender under the Credit Agreement or any other Loan Document, except as expressly set forth herein, (b) the term "Obligations" as used in the Loan Documents includes, without limitation, the Obligations of the Borrower under the Credit Agreement as amended hereby, including, without limitation, under the Stock Pledge Agreement, and (c) the Credit Agreement as amended hereby and the other Loan Documents remain in full force and effect.

    12. Release. The Borrower, on behalf of itself and each of its successors and assigns, agrees as follows:

      (a) The Borrower hereby forever releases, discharges and acquits the Lender and its parent, subsidiary and affiliated corporations, and their officers, directors, shareholders, agents, representatives, and employees, and their successors, heirs, and assigns, and each of them (collectively and severally, the "Releasees"), of and from any and all of the following (collectively and severally, "Claims"): All claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, are connected with or relate to the

  Credit Agreement and the other Loan Documents and the transactions contemplated thereby, including, without limitation, any action or inaction of any of the Releasees.

      (b) The Borrower hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and the Borrower hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITORS DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In this connection, the Borrower hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasees from any such unknown claims which would be Claims if known on the date hereof.

      (c) The Borrower hereby acknowledges and agrees that the acceptance of delivery of this Amendment, including, without limitation, the releases set forth in this Paragraph 12, shall not be deemed or construed as an admission of liability by any Releasee, and each Releasee shall be automatically be deemed to have expressly denied liability of any nature whatsoever arising from or related to the subject of this release.

      (d) The Borrower hereby represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment, that, in particular, it has read this Paragraph 12, that it has had this release fully explained by such counsel and that it is fully aware of its contents and legal effect.

    13. Amendment Effective Date. This Amendment shall be effective as of the day and year first above written on the date (the "Amendment Effective Date") that there has been delivered to Lender each of the following:

      (a) A copy of this Amendment, duly executed by each of the Lender and the Borrower;

      (b) A copy of the Stock Pledge Agreement, duly executed by the Borrower, accompanied by the original stock certificates evidencing all outstanding capital stock of PICO held by the Borrower and stock powers therefor, executed in blank by the Borrower;

      (c) A copy of a Reaffirmation of Guaranties and Guarantor Subordination Agreements in the form of that attached hereto as Amendment Exhibit B, duly executed by each of the Guarantors;

      (d) A non-refundable amendment fee in the amount of $50,000.00;

      (e) The fees and expenses of Morrison & Foerster LLP incurred by the Lender and payable by the Borrower pursuant to Paragraph 5(f) of the Credit Agreement; and

      (f)  Such corporate resolutions, incumbency certificates and other authorizing documentation for the Borrower and the Guarantors as the Lender may request.

    14. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that at the date hereof and at and as of the Amendment Effective Date:

      (a) The Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Amendment, the Stock Pledge Agreement and other documents,

  instruments and agreements required to be delivered by it hereunder (the "Amendment Documents") and has taken all necessary corporate action to authorize the execution, delivery and performance of the Amendment Documents. The Amendment Documents have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      (b) The representations and warranties of the Borrower contained in the Loan Documents are accurate and complete in all respects, and there has not occurred and Event of Default or Potential Default which has not been waived pursuant to Paragraph 9 above.

      (c) The Guarantors executing the Reaffirmation of Guaranties and Guarantor Subordination Agreements are all of the Subsidiaries of the Borrower existing at the date hereof.

    14. No Other Amendment. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

    15. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

PAULA FINANCIAL, a California corporation
By:	/s/ JAMES A. NICHOLSON Name: James A. Nicholson Title: Sr. V.P./C.F.O.
SANWA BANK CALIFORNIA
By:	/s/ JERRY MCDERMOTT Name: Jerry McDermott Title: V.P.

SCHEDULE OF EXHIBITS

EXHIBIT	DOCUMENT
A	Form of Stock Pledge Agreement
B	Form of Reaffirmation of Guaranties and Guarantor Subordination Agreements

AMENDMENT EXHIBIT A

FORM OF

STOCK PLEDGE AGREEMENT

    THIS STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement") is made and dated as of the 30th day of January, 2001 by and between PAULA FINANCIAL, a California corporation (the "Borrower"), and SANWA BANK CALIFORNIA, a California banking corporation (the "Lender").

RECITALS

    A.  Pursuant to that certain Credit Agreement dated as of March 31, 1997 by and between the Borrower and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lender agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

    B.  There have occurred certain Events of Default under the Credit Agreement, which the Borrower has requested that the Lender waive, and the Lender has agreed to do so on the terms and subject to the conditions set forth more particularly in that certain First Amendment to Credit Agreement and Waiver dated concurrently herewith by and between the Debtor and the Lender.

    C.  Such conditions, include, without limitation, that the Borrower execute and deliver to the Lender this Stock Pledge Agreement pursuant to which the Borrower shall pledge and grant to the Lender a first priority, perfected security interest in the outstanding capital stock of PAULA Insurance Company, a California corporation ("PICO").

    NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties hereto hereby agree as follows:

AGREEMENT

    1.  Grant of Security Interest. The Borrower hereby pledges, mortgages, assigns and grants to the Lender a first priority perfect security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of the Obligations.

    2.  Collateral. The Collateral shall consist of all now existing and hereafter arising right, title and interest of the Borrower in each of the following:

      (a) All now existing and hereafter outstanding capital stock of PICO, and all new substituted and additional documents, instruments, and general intangibles issued with respect thereto (collectively and severally, the "Pledged Shares") and all now existing and hereafter arising rights of the holder of the Pledged Shares, including, without limitation, all voting and rights to and interest in all cash an noncash dividends and all other property now or hereafter distributable on account of or receivable with respect to any of the foregoing; and

      (b) All proceeds of the foregoing Collateral. For purposes of this Stock Pledge Agreement, the term "proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

    3.  Representations and Warranties. In addition to all representations and warranties of the Borrower set forth in the Loan Documents, which are incorporated herein by this reference, the Borrower hereby represents and warrants that:

      (a) The Borrower is the sole owner of and has good and marketable title to the Pledged Shares and the other Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in the Collateral, will be the sole owner thereof) and is the record and beneficial owner of the Pledged Shares;

      (b) Except for the security interest in favor of the Lender granted pursuant hereto, no person has (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge) in, against or to the Collateral;

      (c) All information heretofore, herein or hereafter supplied to the Lender by or on behalf of the Borrower with respect to the Collateral is accurate and complete;

      (d) The Borrower has delivered to the Lender all instruments, chattel paper and other items of Collateral in which a security interest is or may be perfected by possession, and any certificate Pledged Shares together with such additional writings, including, without limitation, assignments and stock powers, with respect thereto as the Lender shall request; and

      (e) The Pledged Shares in the aggregate constitute one hundred percent (100%) of the issued and outstanding shares of PICO, have been validly issued and are fully paid and nonassessable, and there are no outstanding options, warrants or other agreements with respect thereto.

    4.  Covenants and Agreements of the Borrower. In addition to all covenants and agreements of the Borrower set forth in the Loan Documents, which are incorporated herein by this reference, the Borrower hereby agrees:

      (a) To do all acts that may be necessary to maintain, preserve and protect the Collateral;

      (b) Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Stock Pledge Agreement, any other agreement with the Lender related hereto, or any Requirement of Law or Contractual Obligation affecting the Collateral;

      (c) To pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Collateral;

      (d) To appear in and defend any action or proceeding which may affect its title to or the Lender's interest in the Collateral;

      (e) Not to surrender or lose possession of (other than to the Lender), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein and to keep the Collateral free of all levies and security interests or other Liens or charges except the security interest in favor of the Lender granted hereunder;

      (f)  To account fully for and promptly deliver to the Lender, in the form received, all documents, chattel paper, instruments and agreements constituting Collateral hereunder and all proceeds of the Collateral received, all endorsed to the Lender or in blank, as requested by the Lender, and accompanied by such stock powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by the Borrower in trust for the Lender, separate from all other property of the Borrower;

      (g) To keep separate, accurate and complete records of the Collateral and to provide the Lender with such records and such other reports and information relating to the Collateral as the Lender may request from time to time;

      (h) To keep the records concerning the Collateral at the location referred to in Paragraph 7 below and not to remove such records from such location without the prior written consent of the Lender; and

      (i)  To account fully for and promptly deliver to the Lender, in the form received, any dividend or any other distribution on account of the Pledged Shares whether in securities or property by way of stock-split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger; provided, however, that until there shall have occurred an Event of Default, the Borrower shall be entitled to retain any cash dividends paid on account of the Pledged Shares.

    5.  Authorized Action by Secured Party. The Borrower hereby agrees that, from time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of the Lender with respect to the Collateral, the obligations of the Borrower hereunder of the Obligations, the Lender may, but shall not be obligated to and shall incur no liability to the Borrower or any third party for failure to, take any action which the Borrower is obligated by this Stock Pledge Agreement to do and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to exercise such rights and powers, including, without limitation, to: (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral; (d) transfer the Collateral to its own or its nominee's name; (e) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; and (f) notify any obligor on any Collateral to make payment directly to the Lender. The Borrower hereby grants to the Lender and exclusive, irrevocable power of attorney, with full power and authority in the place and stead of the Borrower to take all such action permitted under this Paragraph 5.

    6.  Remedies. Upon the occurrence of an Event of Default the Lender may, without notice to or demand on the Borrower and in addition to all rights and remedies available to the Lender under the other Loan Documents, at law, in equity or otherwise, do any one or more of the following:

      (a) Foreclose or otherwise enforce the Lender's security interest in any manner permitted by law, or provided for in this Stock Pledge Agreement;

      (b) Sell or otherwise dispose of any Collateral at one or more public or private sales at the Lender's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine;

      (c) Recover from the Borrower all costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Lender in exercising any right, power or remedy provided by this Stock Pledge Agreement;

      (d) Vote or consent, and in connection therewith the Borrower hereby grants to the Lender a proxy to vote or to consent, with respect to Pledged Shares; and

      (e) Restrict the prospective bidders or purchaser of Pledged Shares to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. The Borrower agrees that disposition of the Pledged Shares pursuant to any private sale made as provided above may be at prices and on other terms less favorable that if the Pledged Shares were sold at public sale, and that the Lender has no obligation to delay the sale of any Pledged Shares for public sale under the Act. The Borrower agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that the Lender elects to sell the Pledged Shares, or part of them, and there is a public market for the Pledged Shares, in a public sale, the Borrower shall use its best efforts to register and qualify the Pledged Shares, or applicable part thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale, and all expenses thereof shall be payable by the Borrower, including, but not limited to, all costs of (i) registration or qualification of, under the Act or any state Blue Sky in securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Shares, and (ii) sale of such Pledged Shares, including, but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees (including the allocated cost of internal counsel) and disbursements, costs of printing and other expenses of transfer and sale. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority shall be necessary to effectuate any sale or other disposition of Pledge Shares, or any part thereof, the Borrower will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best effort to secure the same.

Upon any sale or other disposition pursuant to this Stock Pledge Agreement, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including the Lender) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the borrower and the Borrower specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

THE LENDER HEREBY AGREES THAT IT WILL NOT, EITHER DIRECTLY AS TO PICO OR INDIRECTLY AS TO PICO, BY WAY OF ACTIONS AS TO DIRECT OR INDIRECT HOLDING

Default occurs and the Lender provides notice to the Borrower of such occurrence (which notice may be given by electronic transmission), notify any Governmental Authority having direct regulatory jurisdiction over PICO of the intention of Lender to initiate a foreclosure proceeding or other enforcement action with respect to the Pledge Shares or otherwise make such intention public (other than to the extent required under law or legal process applicable to the Lender or to the extent such information has otherwise become public through no violation by the Lender of its agreement of confidentiality hereunder); provided, however, that nothing contained herein shall to any manner or to any extent: (a) restrict the Lender's right: (1) to exercise any other rights, powers and remedies available to it under the Credit Agreement and the Loan Documents, at law, in equity or otherwise, or (2) to commence to prepare for such foreclosure on or other enforcement action against the Pledged Shares in consultation with its attorneys and internal management, including, without limitation, the preparation (but not the submission) of such filings as may be required under Section 1215.2 of the California Insurance Code, or (b) affect the obligation of the Borrower to cooperate with the Lender in connection with such preparation, or (c) to constitute a waiver by the Lender of any such Event of Default.

    7.  Residence; Collateral Location; Records Location. The Borrower represents that its chief place of business is located at 300 North Lake Avenue, Suite 300, Pasadena, California 91101 and that the Borrower's records concerning the Collateral are located at its chief place of business.

    EXECUTED as of the day and year first above written.

PAULA FINANCIAL, a California corporation
By:	/s/ JAMES A. NICHOLSON Name: James A. Nicholson Title: Sr. V.P./C.F.O.
SANWA BANK CALIFORNIA
By:	/s/ JERRY MCDERMOTT Name: Jerry McDermott Title: V.P.

AMENDMENT EXHIBIT B

FORM OF:

REAFFIRMATION OF
GUARANTIES AND GUARANTOR SUBORDINATION AGREEMENTS

    THIS REAFFIRMATION OF GUARANTIES AND GUARANTOR SUBORDINATION AGREEMENTS (the "Reaffirmation") is made and dated as of the 30th day of January, 2001, by the undersigned (the "Guarantors") in favor of SANWA BANK CALIFORNIA (the "Lender").

RECITALS

    A.  Pursuant to that certain Credit Agreement dated as of March 31, 1997 by and between PAULA FINANCIAL, a California corporation (the "Borrower"), and the Lender (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), the Lender agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein, including, without limitation, the condition that each of the undersigned execute and deliver to the Lender a Guaranty and a Guarantor Subordination Agreement.

    B.  In connection with the execution and delivery of that certain First Amendment and Waiver to the Credit Agreement dated concurrently herewith (the "First Amendment") and as a condition to the effectiveness of such First Amendment, the undersigned are required to reaffirm the continuing effectiveness of the Guaranties and Guarantor Subordination Agreements executed by them.

    NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby agrees as follows:

AGREEMENT

    1.  Approval of First Amendment. Each of the Guarantors hereby confirms that it has reviewed and approved the First Amendment, including, without limitation, all Exhibits thereto.

    2.  Reaffirmation of Guaranties and Guarantor Subordination Agreements. Each of the Guarantors hereby affirms and agrees that:

      (a) The execution and delivery by the Borrower of the First Amendment and the performance by the Borrower of its obligations under the Credit Agreement as amended to thereby, including, without limitation, under the Stock Pledge Agreement executed in connection therewith, shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Guarantors under its respective Guaranty and Guarantor Subordination Agreement or any other document or instrument made or given by it in connection therewith;

      (b) The term "Obligations" as used in each Guaranty and Guarantor Subordination Agreement include, without limitation, the "Obligations" of the Borrower under the Credit Agreement as amended to date, including, without limitation, pursuant to the First Amendment and the Stock Pledge Agreement;

      (c) Each Guaranty and each Guarantor Subordination Agreement remains in full force and effect; and

      (d) Each Guaranty continues to constitute an absolute and unconditional guaranty of the Obligations of the Borrower as set forth more particularly therein.

    11. Release. Each of the Guarantors, on behalf of itself and each of its successors and assigns, agrees as follows:

      (a) Each of the Guarantors hereby forever releases, discharges and acquits the Lender and its parent, subsidiary and affiliate corporations, and their officers, directors, shareholders, agents, representatives and employees, and their successors, heirs, and assigns, and each of them (collectively and severally, "Claims"): All Claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, are connected with or relate to the Credit Agreement and the other Loan Documents and the transaction of any of the Releasees.

      (b) Each of the Guarantors hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and each of the Guarantors hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITORS DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In this connection, each of the Guarantors hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasees from any such unknown claims which would be Claims if known on the date hereof.

      (c) Each of the Guarantors hereby acknowledges and agrees that the acceptance of delivery of this Amendment, including, without limitation, the release set forth in this Paragraph 11, shall not be deemed or construed as an admission of liability by any Releasee, and each Releasee shall be automatically be deemed to have expressly denied liability of any nature whatsoever arising from or related to the subject of this release.

      (d) Each of the Guarantors hereby represents and warrants that it has advice of counsel of its own choosing in negotiations for and the preparation of this Amendment, that, in particular, it has read this Paragraph 11, that it has had this release fully explained by such counsel and that it is fully aware of its contents and legal effect.

    4.  Representations and Warranties. Each of the Guarantors hereby represents and warrants to the Lender that:

      (a) Such person has the corporation power and authority and the legal right to execute, deliver and perform this Reaffirmation and has taken all necessary corporate action to authorize the execution, delivery and performance of it;

      (b) This Reaffirmation has been duly executed and delivered on behalf of such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity; and

      (c) Such Person has no claim, by way of direct claim, counterclaim, offset or otherwise, against the Lender or any of its directors, officers, affiliates or representatives, arising out of or relating to the Credit Agreement or the transactions contemplated thereby, including, without limitation, under such Person's Guaranty or Guarantor Subordination Agreement.

    5.  Counterparts. This Reaffirmation may be executed in counterparts, all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the Guarantors have caused this Reaffirmation to be executed as of the day and year first above written.

PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation
By:	/s/ JAMES A. NICHOLSON Name: James A. Nicholson Title: Sr. V.P./C.F.O.
PAN AMERICAN UNDERWRITERS INSURANCE AGENTS & BROKERS, INC., an Arizona corporation
By:	Name: Title:
AGRI-COMP INSURANCE AGENCY, INC., an Oregon corporation
By:	/s/ JAMES A. NICHOLSON Name: James A. Nicholson Title: Sr. V.P./C.F.O.
PAN PACIFIC BENEFIT ADMINISTRATORS, INC., a California corporation
By:	/s/ JAMES A. NICHOLSON Name: James A. Nicholson Title: Sr. V.P./C.F.O.
PAULA TRADING COMPANY INSURANCE AGENTS & BROKERS, INC., a California corporation
By:	/s/ JAMES A. NICHOLSON Name: James A. Nicholson Title: Sr. V.P./C.F.O.

[INSERT SIGNATURE BLOCKS FOR ANY SUBSIDIARIES OF PAULA FINANCIAL
FORMED FOLLOWING THE CLOSING DATE OF THE ORIGINAL AGREEMENT WHO
ARE GUARANTORS]

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FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER
SCHEDULE OF EXHIBITS
FORM OF STOCK PLEDGE AGREEMENT
REAFFIRMATION OF GUARANTIES AND GUARANTOR SUBORDINATION AGREEMENTS